Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3) of U.S. Energy Corp. of our report dated April 17, 2017, relating to the consolidated financial statements of U.S. Energy Corp., which report appears in the Form 10-K of U.S. Energy Corp. for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

July 27, 2018